Exhibit 5

                        Arnall Golden Gregory LLP
                        2800 One Atlantic Center
                    1201 West Peachtree Street, N.W.
                       Atlanta, Georgia 30309-3450




                                                 WRITER'S DIRECT DIAL NUMBER
                                                     (404) 873-8500
                                                WRITER'S DIRECT FACSIMILE NUMBER
                                                     (404) 873-8501

                             May 1, 2001

Marine Products Corporation
2170 Piedmont Road
Atlanta, Georgia  30324

         Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Marine Products Corporation, a Delaware corporation ("Marine Products"), of up to 2,000,000 shares of Marine Products' common stock, $.10 par value (the "Shares"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by Marine Products with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), pursuant to Marine Products' 2001 Employee Stock Incentive Plan (the "Plan"). We have acted as counsel for Marine Products in connection with the issuance and sale of the Shares by Marine Products.

     In rendering the opinion contained herein, we have relied in part upon examination of Marine Products' corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when sold in the manner contemplated by the Plan, upon receipt by Marine Products of payment in full therefor as provided therein, assuming such payment per share is greater than or equal to $.10, and upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                  Sincerely,

                                  ARNALL GOLDEN GREGORY LLP

                                  /s/ ARNALL GOLDEN GREGORY LLP


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